Draft 10 February 2023

Subject to review of Opinion Committee

Exhibit 5.1

Webus International Limited	D +1 345 815 1877
Genesis Building, 5th Floor, Genesis	E bradley.kruger@ogier.com
Close, PO Box 446, Cayman Islands,
KY1-1106
Reference: 503807.00001

[●] 2023

Webus International Limited (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933 (the Act), as amended, (including its exhibits, the Registration Statement) related to the offering and sale of up to [●] ordinary shares of the Company with a par value of US$0.0001 each including the ordinary shares issuable upon exercise of the underwriter’s over-allotment option (the Ordinary Shares) and the offering of up to [●] ordinary shares issuable upon exercise of the Representative's Warrants (as defined in the Registration Statement).

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement. Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Registration Statement.

A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

Ogier (Cayman) LLP
89 Nexus Way
Camana Bay
Grand Cayman, KY1-9009
Cayman Islands

T +1 345 949 9876
F +1 345 949 9877	A list of Partners may be inspected on our website

1

Webus International Limited
[Date] 2023

1	Documents examined

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. In addition, we have examined the corporate and other documents. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Issue of Shares

(b)	The issue and allotment of the Ordinary Shares has been authorised by all requisite corporate action of the Company and when allotted, issued and paid for as contemplated in the Registration Statement, the Ordinary Shares will be validly issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, the Ordinary Shares are only issued when they have been entered into the register of members of the Company.

Shares underlying the Underwriter Warrants

(c)	The Ordinary Shares issuable upon exercise of the Underwriter Warrants will, when issued and paid for as contemplated in the Registration Statement, be validly issued as fully paid and non-assessable. As a matter of Cayman Islands law, such Ordinary Shares are only issued when they have been entered into the register of members of the Company.

Registration Statement – “Cayman Islands Taxation”

(d)	Insofar as the statements set forth in the Registration Statement under the caption “Cayman Islands Taxation” purport to summarise certain tax laws of the Cayman Islands, such statements are accurate in all material respects and such statements constitute our opinion.

2

Webus International Limited
[Date] 2023

4	Matters not covered

We offer no opinion as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the M&A (as defined below) or the Registration Statement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to this firm in the Registration Statement under the heading “Legal Matters”. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Ogier (Cayman) LLP

3

Webus International Limited
[Date] 2023

Schedule 1

Documents examined

1       The Certificate of Incorporation of the Company dated 10 February 2022 issued by the Registrar.

2       The amended and restated memorandum of association of the Company adopted by special resolution on 16 September 2022 and filed with the Registrar on 21 September 2022 (the Memorandum).

3       The amended and restated articles of association of the Company adopted by special resolution on 16 September 2022 and filed with the Registrar on 21 September 2022 (together with the Memorandum, the M&A).

4       A Certificate of Good Standing dated [●] 2023 (the Good Standing Certificate) issued by the Registrar in respect of the Company.

5       A certificate dated on the date hereof as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it a copy of the written resolutions of the directors of the Company passed on 16 February 2022, 16 September 2022 and [●] (the Board Resolutions).

4

Webus International Limited
[Date] 2023

Schedule 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Certificate of Incorporation, the M&A, Good Standing Certificate, the Director’s Certificate and the Board Resolutions is accurate and complete as at the date of this opinion.

5	The M&A is in full force and effect and has not been amended, varied, supplemented or revoked in any respect.

Status, authorisation and execution

6	In authorising the issue and allotment of Ordinary Shares, the director of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

7	Any individuals who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to sign such documents and give such information.

Enforceability

8	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence, the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company.

9	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Registration Statement or the transactions contemplated by it or restrict the powers and authority of the Company in any way.
5

Webus International Limited
[Date] 2023

Schedule 3

Qualifications

Good Standing

1	Under the Companies Act (Revised) of the Cayman Islands (Companies Act) annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Non-Assessable

3	In this opinion, the phrase “non-assessable” means, with respect to the Ordinary Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

6